UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 12, 2013

Commission File Number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, Florida	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Mr. Roland Smith

Effective November 12, 2013, Mr. Smith was appointed Chairman and Chief Executive Officer of Office Depot, Inc. (the “Company”). Prior to joining the Company, Mr. Smith served as the President and Chief Executive Officer of Delhaize America, LLC, the U.S. division of Delhaize Group, and Executive Vice President of Delhaize Group, an international food retailer, from October 2012 to September 2013. Mr. Smith was a Special Advisor to The Wendy’s Company (“Wendy’s”), a restaurant owner, operator and franchisor, from September 2011 to December 2011, and served as President and Chief Executive Officer from July 2011 to September 2011. Mr. Smith served as President and Chief Executive Officer of Wendy’s/Arby’s Group, Inc. and Chief Executive Officer of Wendy’s International, Inc. from September 2008 to July 2011. Mr. Smith also served as Chief Executive Officer of Triarc Companies, Inc. from June 2007 to July 2011 and Chief Executive Officer of Arby’s Restaurant Group, Inc. (“Arby’s”), a restaurant owner, operator and franchisor, from April 2006 to September 2008. Mr. Smith served as President and Chief Executive Officer of American Golf Corporation and National Golf Properties, an owner and operator of golf courses, from February 2003 to November 2005. He was President and Chief Executive Officer of AMF Bowling Worldwide, Inc., an owner and operator of bowling centers, from April 1999 until January 2003.

Mr. Smith is Chairman of the Board of Directors for Carmike Cinemas, Inc., where he is also Chairman of the Compensation and Nominating Committee, and is also a Director of The Wendy’s Company. Mr. Smith is 59.

Mr. Smith’s experience as a senior executive, having served as president and chief executive officer of public and private companies and on numerous boards, as well as his retail experience and experience managing complex integrations and turnarounds, led the board to conclude that he should be nominated as a director and appointed chairman of the board. Mr. Smith will not be a member of any committee of the board of directors.

Further information about Mr. Smith and his appointment is included in the Company’s news release issued on November 12, 2013, which is attached as Exhibit 99.1 to this Report.

Description of Agreements with Mr. Smith

Employment Agreement between Office Depot, Inc. and Mr. Smith.

The Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Smith to serve as the Company’s Chairman and Chief Executive Officer effective November 12, 2013 (the “Effective Date”).

This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Employment Agreement, included as Exhibit 10.1 to this filing. Exhibit 10.1 is incorporated by reference into this Item 5.02.

Term. The Employment Agreement provides that Mr. Smith’s employment will commence on the Effective Date and end on November 13, 2016 (the “Term”), unless otherwise terminated as described below. On November 13, 2016, and on each anniversary thereof, the Term will automatically extend for an additional one-year period, unless either party gives the other party at least 90 days prior written notice of non-renewal.

Chairman. At each annual meeting of shareholders during the Term, the Company will nominate Mr. Smith for election as a director. If elected, he will also be appointed chairman of the board.

Outside Positions. Mr. Smith will maintain the outside board positions included in his biography set forth above. Mr. Smith will also be permitted to (a) with the prior written consent of the board, act or serve as a director, trustee, committee member or principal of any type of business, civic or charitable organization as long as such activities are disclosed in writing to the board, and (b) purchase or own less than two percent (2%) of the publicly traded securities of any entity; provided that, such ownership is a passive investment and that Mr. Smith is not a controlling person of the entity; and provided further that, the activities described above do not materially interfere with the performance of Mr. Smith’s material duties and responsibilities to Company.

Base Salary. During the Term, Mr. Smith will receive an annual base salary of $1,400,000, subject to annual review by the board for possible increase (but not decrease).

Bonuses. Beginning in 2014, Mr. Smith will be eligible to receive an annual target bonus of 150% of his base salary, based on achievement of certain performance goals to be established by the board or the compensation committee of the board. In the event that Mr. Smith achieves superior performance goals established by the board or the compensation committee, then he will be eligible to receive a bonus award up to 300% of his base salary. Except as otherwise provided in the Employment Agreement, Mr. Smith must be employed by the Company on the last day of any calendar year in order to receive any annual bonus.

In addition, Mr. Smith will be eligible to receive an initial performance bonus of up to $2,000,000 on March 15, 2014, with the amount paid to be determined by the board based on Mr. Smith’s achievement of defined performance objectives set forth in the Employment Agreement.

Option Grant. On the Effective Date, Mr. Smith was granted a ten-year non-qualified option (the “Option”) to purchase 1,500,000 shares of the Company’s common stock. Certain characteristics of the Option are described below under “Non-Qualified Stock Option Award Agreement Between the Company and Mr. Smith.”

Restricted Stock Unit Grants. On the Effective Date, Mr. Smith was granted 1,199,616 restricted stock units (“Restricted Stock Units”). Certain characteristics of the Restricted Stock Units are described below under “Restricted Stock Unit Award Agreement Between the Company and Mr. Smith.”

Performance Shares Grant. On the Effective Date, Mr. Smith was granted 1,199,616 performance shares (“Performance Shares”). Certain characteristics of the Performance Shares are described below under “Performance Share Award Agreement Between the Company and Mr. Smith.”

Other Long-Term Incentive Compensation. Commencing with the Company’s 2016 fiscal year Mr. Smith will be eligible to receive equity awards on a basis no less favorable than is provided to other executives of the Company.

Clawback. The incentive-based compensation or other amounts paid to Mr. Smith pursuant to the Employment Agreement or any other agreement or arrangement with the Company will be subject to clawback under any Company clawback policy that is uniformly applicable to all senior executives of the Company.

Employee Benefits. During the Term, Mr. Smith will be eligible to participate in all employee benefit plans, practices and programs maintained by the Company, on a basis which is no less favorable than is provided to other similarly situated executives of the Company.

Miscellaneous. Mr. Smith will also be eligible for five weeks of vacation and payment or reimbursement of relocation expenses on the terms set forth in the Employment Agreement. Mr. Smith will also be reimbursed for the legal fees he incurred in negotiating and entering into the Employment Agreement and related agreements up to a maximum of $50,000.

Indemnification/Director and Officer Liability Insurance. Mr. Smith is eligible for indemnification for claims on the terms set forth in the Employment Agreement. In addition, the Company will maintain director and officer liability insurance that covers Mr. Smith for the Term and for a period of six years thereafter.

Termination of Employment. The Company and Mr. Smith shall have the right to terminate employment as set forth below:

Either the Company or Mr. Smith can terminate his employment at any time and for any reason; provided, that Mr. Smith is required to give the Company at least sixty (60) days advance written notice of any termination of employment.

If Mr. Smith’s employment is terminated because he does not extend the Employment Agreement, by Company for Cause (as defined in the Employment Agreement), or by Mr. Smith without Good Reason (as defined in the Employment Agreement), then Mr. Smith will be eligible to receive any accrued but unpaid base salary, accrued but unused vacation, earned but unpaid annual bonus for the most recently completed calendar year, reimbursement for unreimbursed business expenses, and any other employee benefits (excluding equity compensation) as to which Mr. Smith may be eligible (collectively, the “Accrued Items”) provided that, in no event will he be eligible for severance or termination payments.

If Mr. Smith terminates his employment for Good Reason or the Company terminates his employment without Cause, then Mr. Smith will be eligible to receive the Accrued Items and, subject to certain requirements described in the Employment Agreement, a lump sum payment equal to two (2) times the sum of his base salary and target bonus for the year in which the termination occurs (unless the termination is within twelve (12) months following a Change in Control (as defined in the Employment Agreement), in which case the calculation will be based upon either the year in which the termination occurs or the year immediately preceding the year in which the Change in Control occurs, whichever results in a larger payment); a pro rata annual bonus payment calculated as set forth in the Employment Agreement (the “Pro Rata Bonus”); and reimbursement of COBRA payments for up to 18 months on the terms set forth in the Employment Agreement.

If Mr. Smith’s employment terminates automatically in the event of his death or is terminated by the Company due to Disability (as defined in the Employment Agreement), then Mr. Smith shall be eligible to receive the Accrued Items; if death or Disability occurs prior to March 15, 2014, a payment equal to the initial performance bonus; and the Pro Rata Bonus.

Mr. Smith is not obligated to seek other employment or take any other action to mitigate the payments described above, nor will such payments be reduced by compensation Mr. Smith earns from any other employer.

Mr. Smith’s employment agreement also contains customary covenants regarding confidentiality, non-disclosure, non-competition, non-solicitation, non-disparagement, and proprietary rights.

Non-Qualified Stock Option Award Agreement Between the Company and Mr. Smith.

As described above, on the Effective Date the Company entered into a 2013 Non-Qualified Stock Option Award Agreement with Mr. Smith (the “Option Agreement”). Pursuant to the Option Agreement, on the Effective Date the Company granted Mr. Smith an option to purchase 1,500,000 shares of Company common stock at an exercise price of $5.21 per share (the “Option”), the closing price of the common stock on the New York Stock Exchange on the Effective Date. The Option will vest and become exercisable with respect to 33% of the option shares on each of the first three anniversaries of the grant date. No portion of the Option may be exercised after the Options expiration date of November 12, 2023 (the “Expiration Date”). Except as otherwise provided in the Option Agreement, the Option is subject to all the terms and conditions of the Office Depot, Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”).

In general, upon termination of Mr. Smith’s employment, the portion of the Option that is unvested on the termination date will be forfeited and cancelled upon termination and the portion of the Option that is vested and exercisable will remain exercisable until the earlier of the Expiration Date and the date that is 12 months after the termination date (such earlier date, the “Last Exercisable Date”). However, if Mr. Smith’s employment with the Company and its subsidiaries is terminated in certain circumstances, the Option may vest or be forfeited and cancelled on other terms: (i) if Mr. Smith’s employment is terminated for Cause, the Option will be cancelled and forfeited upon termination; (ii) if Mr. Smith’s employment is terminated due to his death or Disability, the Option will fully vest and become exercisable upon termination and will remain exercisable until the Last Exercisable Date; (iii) in the event of his involuntary termination of employment without Cause or his termination of employment for Good Reason, in either case prior to the effective date of a Change in Control or more than 12 months after the effective date of a Change in Control, upon termination the Option will vest and become exercisable with respect to the portion of the Option that is scheduled to vest during the 12-month period following the date of his employment termination, all other unvested portions of the Option will be cancelled and forfeited, and the exercisable portions of the Option will remain exercisable until Last Exercisable Date; and (iv) in the event of his involuntary termination of employment without Cause or his termination of employment for Good Reason, in either case within 12 months after the effective date of a Change in Control, the Option will fully vest and become exercisable upon termination and will remain exercisable until Last Exercisable Date. However, if in the event of a Change in Control the Option is not assumed, substituted or otherwise continued on an equivalent basis by the surviving entity in the Change in Control, the Option will become fully vested on the effective date of the Change in Control and shall be cancelled in exchange for a cash payment in an amount equal to (a) the excess of the Fair Market Value (as defined in the 2007 Plan) per share of the Company common stock subject to the Option immediately prior to the effective date of the Change in Control over the per share exercise price, multiplied by (b) the number of shares of Company common stock subject to the Option.

Pursuant to the Option Agreement, the Option is subject to transfer restrictions and is subject to Mr. Smith’s compliance with the non-compete, confidentiality and non-solicitation covenants in the Employment Agreement.

As used in this description of the Option Agreement and in the below descriptions of the RSU Agreement and the Performance Shares Agreement, the terms “Cause,” “Disability,” “Good Reason” and “Change in Control” have the meanings given to them in the Employment Agreement.

The form of Option Agreement is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Option Agreement.

Restricted Stock Unit Award Agreement Between the Company and Mr. Smith.

As described above, on the Effective Date, the Company entered into a 2013 Restricted Stock Unit Award Agreement with Mr. Smith (the “RSU Agreement”). Pursuant to the RSU Agreement, on the Effective Date the Company granted Mr. Smith 1,199,616 restricted stock units (the “RSUs”). The RSUs will vest on the third anniversary of the Effective Date if Mr. Smith is continuously employed by the Company or any subsidiary of the Company from the Effective Date until the third anniversary of the Effective Date. The Company will pay the vested portion of the RSUs to Mr. Smith within 30 days after his separation from service with the Company and its subsidiaries (or six-months after his separation from service, if such delay is required by section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”)), and any unvested portion of the RSUs will be forfeited on the date of such payment. Each payable RSU will be paid by the issuance to Mr. Smith of one share of Company common stock. Except as otherwise provided in the RSU Agreement, the RSUs are subject to all the terms and conditions of the 2003 OfficeMax Incentive and Performance Plan (the “OMIPP”).

In general, upon Mr. Smith’s separation from service with the Company and its subsidiaries, the RSUs that are unvested on the separation date will be immediately forfeited. However, if Mr. Smith separates from service with the Company and its subsidiaries in certain circumstances, the RSUs may vest on other terms: (i) if Mr. Smith separates due to his death or Disability, the RSUs will vest upon separation; (ii) in the event of his separation without Cause or for Good Reason, in either case prior to the effective date of a Change in Control or more than 12 months after the effective date of a Change in Control, upon separation a pro rata portion of the RSUs will vest, calculated as described in the RSU Agreement; (iii) in the event of his involuntary separation without Cause or his separation for Good Reason, in either case within 12 months after the effective date of a Change in Control, the RSUs will fully vest upon the date of separation. However, if in the event of a Change in Control the RSUs are not assumed, substituted or otherwise continued on an equivalent basis by the surviving entity in the Change in Control, the RSUs shall become fully vested on the effective date of the Change in Control and shall represent the right to receive the applicable Change in Control transaction consideration (if any) on the same basis as holders of Company common stock at the time of payment of the RSUs.

Pursuant to the RSU Agreement, the RSUs may not be transferred and are subject to Mr. Smith’s compliance with the non-compete, confidentiality and non-solicitation covenants in the Employment Agreement.

The form of RSU Agreement is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the RSU Agreement.

Performance Share Award Agreement Between the Company and Mr. Smith.

As described above, on the Effective Date, the Company entered into a 2013 Performance Share Award Agreement with Mr. Smith (the “Performance Share Agreement”). Pursuant to the Performance Share Agreement, on the Effective Date the Company granted Mr. Smith the right to earn shares of Company common stock based upon satisfaction of certain performance measures (the “Performance Shares”). The target number of Performance Shares is 1,199,616 (the “Target Award”). Except as otherwise provided in the Performance Share Agreement, the Performance Shares are subject to all the terms and conditions of the OMIPP.

Mr. Smith is eligible to earn up to 150% of the Target Award based on the level of the Company’s achievement of performance measures for the performance period beginning on January 1, 2014, and ending on December 31, 2016 (such performance measures, the “Performance Measures,” and such performance period, the “Performance Period”) relative to threshold, target and maximum performance levels established by the compensation committee of the board. If the Company does not achieve the threshold performance level for a Performance Measure, the Performance Shares associated with that Performance Measure will be forfeited. If the Company’s achievement level is at least equal to a Performance Measure’s threshold level, Mr. Smith will be eligible to receive a portion of the Performance Shares associated with the Performance Measure in an amount based on an interpolation model specified by the compensation committee. The Performance Share Agreement does not specify the Performance Measures but provides that it will be revised to reflect the Performance Measures to be set by the Company’s compensation committee within 90 days after the Effective Date.

The compensation committee will determine based on the Company’s achievement the number of Performance Shares, if any, that Mr. Smith is eligible to earn, as soon as practicable after the Performance Period (the “Eligible Award”). In general, Mr. Smith will vest in the Eligible Award on the date the compensation committee determines the Eligible Award if he remains continuously employed by the Company or any subsidiary of the Company during the Performance Period, and he will immediately forfeit the Performance Shares upon his termination of such employment prior to the end of the Performance Period. However, if Mr. Smith’s employment with the Company and its subsidiaries is terminated prior to the end of the Performance Period due to his death or Disability or without Cause or for Good Reason, Mr. Smith will vest in a pro rata portion of the Eligible Award (if any) calculated on the basis set forth in the Performance Share Agreement.

In the event of a Change in Control, (i) with respect to any portion of the Performance Shares associated with Performance Measures that are market-based (as specified in the Performance Share Agreement), performance shall be measured as of the effective date of the Change in Control, and (B) with respect to any portion of the Performance Shares associated with non-market-based Performance Measures (as specified in the Performance Share Agreement), performance shall be deemed to be achieved at target. The Committee will determine the number of Performance Shares, if any, that Mr. Smith is eligible to earn in the event of a Change in Control within 60 days following the effective date of the Change in Control (the “CIC Award”). The market-based and non-market-based Performance Measures will be set by the compensation committee within 90 days after the Effective Date.

In general, Mr. Smith will vest in the CIC Award on the date the compensation committee determines the CIC Award if he remains continuously employed by the Company or any subsidiary of the Company from the Effective Date through the end of the Performance Period, and he will immediately forfeit the CIC Award upon his termination of such employment prior to the end of the Performance Period. However, if Mr. Smith’s employment with the Company and its subsidiaries is terminated in certain circumstances, the CIC Award may vest or be forfeited on other terms: (i) in the event of Mr. Smith’s involuntary termination of employment without Cause or his termination of employment for Good Reason, in either case within 12 months after the effective date of a Change in Control, he will fully vest in the CIC Award on the date of employment termination; and (ii) in the event of Mr. Smith’s involuntary termination of employment without Cause or his termination of employment for Good Reason, in either case more than 12 months after the effective date of a Change in Control, Mr. Smith will vest in a pro rata portion of the CIC Award (if any), which portion shall be calculated on the basis described in the Performance Share Agreement. However, if in the event of a Change in Control the CIC Award is not assumed, substituted or otherwise continued on an equivalent basis by the surviving entity in the Change in Control, the CIC Award shall become fully vested on the effective date of the Change in Control.

The vested portion of Mr. Smith’s Eligible Award or CIC Award, as applicable, is payable on the first of the following dates on which there is a vested amount to pay: (i) the effective date of a Change in Control, (ii) within 60 days following the date of Mr. Smith’s termination of employment (or six-months after his termination of employment, if such delay is required by Section 409A), and (iii) during the period beginning January 1, 2017 and ending March 15, 2017. Payment will be made by the issuance to Mr. Smith of a number of shares of Company common stock equal to the vested portion of the Eligible Award or CIC Award, as applicable. Pursuant to the Performance Share Agreement, the Performance Shares may not be transferred and are subject to Mr. Smith’s compliance with the non-compete, confidentiality and non-solicitation covenants in the Employment Agreement.

The form of Performance Share Agreement is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Performance Share Agreement.

Resignation of Messrs. Austrian and Saligram and Appointment of Lead Director

As a result of Mr. Smith’s appointment as Chairman and Chief Executive Officer of the Company, effective November 12, 2013 Neil Austrian and Ravi Saligram, formerly Co-CEOs of the Company, resigned from their positions with the Company and from board membership. In addition, also effective November 12, 2013, Nigel Travis and Rakesh Gangwal have resigned as co-chairmen and lead directors of the Company but will remain on the board and Mr. Travis was appointed sole lead director.

Item 7.01.	Regulation FD Disclosure.

On November 14, 2013, the Company received an approximately $35 million cash distribution related to OfficeMax Incorporated’s October 2004 investment in Boise Cascade Holdings, L.L.C. Additional information on this distribution is included in the Company’s news release issued November 15, 2013, which is attached as Exhibit 99.2 to this Report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 10.1	Employment Agreement between the Company and Mr. Smith

Exhibit 10.2	2013 Non-Qualified Stock Option Award Agreement between the Company and Mr. Smith

Exhibit 10.3	2013 Restricted Stock Unit Award Agreement between the Company and Mr. Smith

Exhibit 10.4	2013 Performance Share Award Agreement between the Company and Mr. Smith

Exhibit 99.1	Office Depot, Inc. News Release dated November 12, 2013

Exhibit 99.2	Office Depot, Inc. News Release dated November 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2013

OFFICE DEPOT, INC.

By:	/s/ Elisa D. Garcia C.

Elisa D. Garcia C.
Executive Vice President, Co-General Counsel and Co-Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Employment Agreement between the Company and Mr. Smith

Exhibit 10.2	2013 Non-Qualified Stock Option Award Agreement between the Company and Mr. Smith

Exhibit 10.3	2013 Restricted Stock Unit Award Agreement between the Company and Mr. Smith

Exhibit 10.4	2013 Performance Share Award Agreement between the Company and Mr. Smith

Exhibit 99.1	Office Depot, Inc. News Release dated November 12, 2013

Exhibit 99.2	Office Depot, Inc. News Release dated November 15, 2013